UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 6, 2020, (April 6, 2020)

Date of Report (Date of earliest event reported)

PLAYAGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Suite #100

Las Vegas, Nevada 89118

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

Due to the business disruption caused by the rapid nationwide spread of the novel coronavirus and the actions by state and tribal governments and businesses to contain the virus, many of our customers have closed their operations and the markets that we serve have been significantly adversely impacted.  As a result, PlayAGS, Inc. (the “AGS,” “we” or “our”) has taken several actions to adapt to the severity of the crisis while protecting our employees and maintaining balance sheet flexibility. Among other things, we implemented short-term furloughs, company-wide salary reductions, and an approximate 10% reduction of our workforce. We expect that our furloughed employees will continue to receive all their employee benefits during the furlough.  In addition to these actions, we are reviewing alternatives for additional financing and may pursue one or more of these alternatives depending on the length of the casino closures in markets and jurisdictions where we earn our revenues.  While we continue to evaluate the impact of the coronavirus pandemic on our business and results of operations, we will continue to focus on supporting our employees, servicing our customers, and ensuring the long-term viability and success of our business.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: April 6, 2020	By: /s/ Kimo Akiona
Name: Kimo Akiona Title: Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)